EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 33-49758, 33-85744, 333-07541, 333-85131, 333-65812, 333-84356, 333-102185, 333-112815 and 333-131703 on Form S-8 and Nos. 333-69999, 333-53484 and 333-98475 on Form S-3 of our report dated June 13, 2005 relating to the financial statements and financial statement schedule of Abaxis, Inc. for the year ended March 31, 2005 appearing in this Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2007.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 13, 2007